                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (the "Agreement") is entered into as of
                                              ---------
April 25, 2000 by and among Active Software, Inc., a Delaware corporation (the

"Company"), and those holders of the Company's Common Stock whose names are set
--------
forth on Exhibit A attached hereto (collectively, the "Stockholders").
         ---------                                     ------------

                                    RECITALS
                                    --------

     The Company and Premier Software Technologies, Inc., a California corporation ("Target"), and the Stockholders have entered into an Agreement and
              ------
Plan of Merger dated as of April 25, 2000 (the "Merger Agreement"), which
                                                ----------------
provides for the acquisition of Target by the Company through a merger (the

"Merger") of Target with and into the Company and the issuance by the Company to
-------
the Stockholders of shares of the Company's Common Stock (the "Company Shares")
                                                               --------------
and the right to receive the Merger Consideration (as defined in the Merger Agreement) in consideration of the shares of Target (the "Target Shares")
                                                          -------------
exchanged by the Stockholders in the Merger. As a condition to the closing of the Merger, the Stockholders desire to obtain and the Company has agreed to grant certain registration rights to the Stockholders with respect to the Company Shares.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.  Registration Rights.
         -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) The terms "register," "registered," and "registration" refer
                              --------    ----------        ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the
 --------------
effectiveness of such registration statement or document.

               (b) The term "Registrable Securities" means:
                             ----------------------

                    (i)  the Company Shares; and

                    (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in connection with a stock split, or in exchange for or in replacement of, the Company Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (c) The number of shares of "Registrable Securities then outstanding"
                                       ---------------------------------------
shall mean the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities which are, Registrable Securities;

          (d) The term "Holder" means any holder of outstanding Registrable
                        ------
Securities who, subject to the limitations set forth in Section 1.7 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering;

          (e) The term "Form S-3" means such form under the Securities Act as in
                        --------
effect on the date hereof or any successor form under the Securities Act; and

          (f) The term "SEC" means the Securities and Exchange Commission.
                        ---

    1.2   Form S-3 Registration.  In case the Company shall receive from
          ---------------------
any Holder or Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2:

                    (i) if Form S-3 is not available for such offering by the Holders;

                    (ii) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell

Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000;

                    (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this
Section 1.2; provided, however, that the Company shall not utilize this right more than twice in any twelve month period;

                    (iv) if the Company has already effected a registration on Form S-3 for the Holders; or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          (c) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Registrable Securities and other securities so requested to be registered promptly after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printer and accounting fees shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees, discounts or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the selling Holders.

          1.3  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 45 days or such shorter period during which the Holders complete the distribution described in the registration statement relating thereto, whichever first occurs.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to 45 days;

          (c) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (d) Furnish to the Holders participating in the registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonably request;

          (e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectuses as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectuses shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading in light of the circumstances then existing.

    1.4   Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(b)(ii).

    1.5   Indemnification.  In the event any Registrable Securities are
          ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each person, if any, who controls such

Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages,
                          ------------
or liabilities (joint or several) to which they may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged
                            ---------
untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.5(b) exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on the willful conduct of such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

          (d) If the indemnification provided in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The obligations of the Company and Holders under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.6  Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          1.7  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of all of such Holder's Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The foregoing share limitation shall not apply, however, to transfers by a Holder to any wholly-owned subsidiary or constituent Stockholders (if a corporation), partner of the Stockholder (if a partnership), or any spouse, son or daughter of the Stockholder (if an individual), or to trustees of a trust the beneficiaries of which include the Stockholder and any spouse, son or daughter of the Stockholder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Section 1.

          1.8  Termination of Registration Rights.  The rights granted under
               ----------------------------------
this Section 1 shall terminate upon the earlier of (a) two years following the date of this Agreement, or (b) with respect to any Holder, at such time as such Holder may sell all of such Holder's Registrable Securities in any single three month period pursuant to Rule 144 (or such successor rule as may be adopted).

     2.  Miscellaneous.
         -------------

          2.1  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon the parties and their respective successors and assigns. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. Each Holder acknowledges that by the operation of Section 2.1 hereof, the Holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

          2.2  Successors and Assigns.  Subject to the provisions of Section
               ----------------------
1.7, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.3  Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          2.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          2.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.6  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below (or as subsequently modified by written notice):


               (a)   if to the Company:

                     Active Software, Inc.
                     3333 Octavius Drive
                     Santa Clara, CA 95954
                     Fax: (408) 988-6607
                     Main: (408) 988-0414
                     Attention: Chief Financial Officer

                     with a copy to:

                     Venture Law Group
                     A Professional Corporation
                     2800 Sand Hill Road
                     Menlo Park, CA 94025
                     Fax: (650) 233-8386
                     Main: (650) 854-4488
                     Attention: Mark A. Medearis

               (b)   if to Stockholder:

                     At such Stockholder's address as set forth on the signature page hereto.

          2.7  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          2.8  Entire Agreement.  This Agreement is the product of all of the
               ----------------
parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          2.9  Advice of Legal Counsel.  Each party acknowledges and represents
               -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

          2.10  Rights of Holders.  Each Holder of Registrable Securities shall
                -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

          2.11  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          2.12  Secondary Public Offering.  In the event that the Company
                -------------------------
undertakes a secondary public offering in which shares of the Company are offered by parties other than the Company, the Company will use its best efforts to seek the consent of existing holders of registration rights as necessary to permit the sale and distribution of a portion of Holder's or Holders' Registrable Securities, provided that if any Holder shall participate in such registration, all provisions of Sections 1.2, 1.3, 1.4, 1.5 and 2.6 of this Agreement shall be in effect with regard to such registration and the Holder's participation therein. Nothing in this paragraph shall affect the Company's right to withdraw any such registration at any time.

          2.13  Third Parties.  Nothing in this Agreement, express or implied,
                -------------
is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                            [Signature Page Follows]

     The parties have executed this Agreement as of the date first above written.


                                    COMPANY:

                                    ACTIVE SOFTWARE, INC.


                                    By:  /s/ JON A. BODE
                                         ---------------

                                    Title:  CFO
                                            ---

                                    Address: _________________
                                             _________________


                                    STOCKHOLDER:


                                    /s/ THOMAS. S. DAYTON
                                    -------------------------
                                    Name:

                                    Address:_________________
                                            _________________

                                    /s/ JONATHAN VAN DEN BERG
                                    -------------------------
                                    Name:

                                    Address: ________________
                                             ________________